As filed with the Securities and Exchange Commission on June 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Atomera Incorporated

(Exact name of registrant as specified in its charter)

Delaware	30-0509586
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

750 University Avenue, Suite 280 Los Gatos, California	95032
(Address of Principal Executive Offices)	(Zip Code)

_______________________

2023 Stock Incentive Plan

(Full title of the plan)
_______________________

Scott A. Bibaud
Chief Executive Officer
750 University Avenue, Suite 280
Los Gatos, California 95032

(Name and address of agent for service)

(408) 442-5248

(Telephone number, including area code, of agent for service)

Copy to:

Daniel K. Donahue

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Atomera Incorporated (the “Company”) for the purpose of registering an additional 1,750,000 shares of the Company’s Common Stock that became reserved for issuance under the Company’s 2023 Stock Incentive Plan as a result of stockholder approval on May 15, 2025. These additional shares of the Company’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2023 (File No. 333-272591). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statement.

Part II

INFORMATION REQUIRED

IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on March 4, 2025;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed on May 8, 2025;

(c)	The Company’s Current Reports on Form 8-K filed on January 28, 2025, March 19, 2025, March 24, 2025, May 5, 2025 and May 16, 2025;

(d)	The description of the Company’s common stock in its Form 8-A12B, which was filed on August 2, 2016, and any amendments or reports filed for the purpose of updating this description; and

(e)	All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

2

Item 8.	Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Specimen Certificate representing shares of common stock of Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on July 29, 2016.
5.1	Opinion and Consent of Greenberg Traurig, LLP	Filed electronically herewith.

23.1	Consent of Marcum LLP	Filed electronically herewith.

23.4	Consent of Greenberg Traurig, LLP	Included in Exhibit 5.1.

24.1	Power of Attorney	Included on the signature page to this registration statement.
99.1	Atomera Incorporated 2023 Stock Incentive Plan	Incorporated by reference from the Company’s Definitive Proxy Statement filed on March 19, 2025.
107	Filing Fee Table	Filed electronically herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Gatos, California on June 26, 2025.

Atomera Incorporated

By:	/s/ Scott A. Bibaud
Scott A. Bibaud
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Scott A. Bibaud and Francis Laurencio, and each of them, as such person’s true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 26, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ John D. Gerber	Chairman of the Board
John D. Gerber

/s/ Scott A. Bibaud	President, Chief Executive Officer and Director
Scott A. Bibaud	(Principal Executive Officer)

/s/ Francis Laurencio	Chief Financial Officer
Francis Laurencio	(Principal Financial and Accounting Officer)

/s/ Duy-Loan T. Le	Director
Duy-Loan T. Le

/s/ Steven K. Shevick	Director
Steven K. Shevick

/s/ Suja Ramnath	Director
Suja Ramnath

4